Exhibit 1

Media Relations Paula Andrea Escobar +57 (1) 603-9079 paulaandrea.escobar@cemex.com	Investor Relations Patricio Treviño +57 (1) 603-9823 patricio.trevinog@cemex.com

CEMEX LATAM HOLDINGS TO REPORT
THIRD QUARTER 2014 RESULTS ON OCTOBER 22, 2014

BOGOTA, COLOMBIA, OCTOBER 16, 2014 – CEMEX Latam Holdings, S.A. ("CLH") (BVC: CLH), announced today that it will report its third quarter 2014 results on Wednesday, October 22, 2014.

CLH will host a conference call and webcast presentation on this same date at 10:00 AM ET to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing +1 847 585 4405 and entering the passcode 38279037.

CLH is a regional leader in the building solutions industry that provides high-quality products and reliable services to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CLH's mission is to encourage the development of the countries where it operates through innovative building solutions that foster well-being.

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